SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

File No. 0-17973

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HERITAGE GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transaction applies: N/A

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	(4)	Proposed maximum aggregate value of transaction: N/A

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

12625 High Bluff Drive, Suite 305

San Diego, California 92130

August 5, 2016

Dear Stockholder:

It is my pleasure to invite you to Heritage Global Inc.’s special meeting of stockholders (the “Special Meeting”). We will hold the meeting on September 14, 2016 at 12:00 p.m. Eastern Daylight Time at 12625 High Bluff Drive, Suite 305, San Diego, CA 92130.

At the Special Meeting you will be asked to consider and vote on the approval of a new stock option plan which will authorize the issuance of options to purchase an aggregate of 3,150,000 shares of our common stock. The actions to be taken at the Special Meeting are described in detail in the attached Proxy Statement and Notice of Special Meeting of Stockholders. This booklet also provides information about Heritage Global Inc.

Please note that only stockholders of record at the close of business on July 18, 2016 (the “Record Date”) may vote at the Special Meeting. Your vote is important.

A full set of all proxy materials for the Special Meeting is enclosed herein.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card promptly. If you are a stockholder of record and do attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,

Ross Dove Chief Executive Officer

Notice of Special Meeting of Stockholders

Date:	September 14, 2016
Time:	12:00 p.m. Eastern Daylight Time
Place:	12625 High Bluff Drive, Suite 305, San Diego, CA 92130

Dear Stockholders:

At our special meeting of stockholders (the “Special Meeting”) we will ask you to:

1.	Approve the Heritage Global Inc. 2016 Stock Option Plan; and
2.	Transact any other business that may properly be presented at the Special Meeting or any adjournment thereof.

If you were a stockholder of record at the close of business on July 18, 2016, you may vote at the Special Meeting.

By Order of the Board of Directors,

James Sklar Executive Vice President, General Counsel, and Corporate Secretary
San Diego, California August 5, 2016

i

HERITAGE GLOBAL INC.

Proxy Statement

Dated August 5, 2016

Special Meeting of Stockholders

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Heritage Global Inc., a Florida corporation (“HGI” or the “Company”), is soliciting your vote at the 2016 Special Meeting of Stockholders (the “Special Meeting”). This proxy statement summarizes the information you need to vote in an informed manner on the proposals to be considered at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

How do I vote?

For Proposal 1 (approval of the Heritage Global Inc. 2016 Stock Option Plan), you may vote “FOR” or “AGAINST” the proposal or abstain from voting on the proposal. If you are a stockholder of record, there are four ways to vote:

•	by voting in person at the Special Meeting;
•	by completing, signing, dating and returning your proxy card by mail;
•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your proxy card; or
•

by voting on the Internet. To vote on the Internet, go to the website address indicated on your proxy card to complete an electronic proxy card. You will be asked to provide the control number from the proxy card.

How many votes do I have?

We will be sending this proxy statement and the enclosed proxy card on or about August 5, 2016 to all stockholders. Stockholders who owned HGI common stock at the close of business on July 18, 2016 (the “Record Date”) are entitled to one vote for each share of common stock they held on that date on all matters properly brought before the Special Meeting. Similarly, holders of Series N preferred stock are entitled to vote with the common stock, voting together and not as separate classes, on an “as converted” basis.

On the Record Date, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of common stock is entitled to one vote, and each share of Series N preferred stock is entitled to 40 votes.

Class of Stock	Shares Outstanding	Equivalent Vote
Common Stock	28,507,648	28,507,648
Series N Preferred Stock	569	22,760
Total Votes at Special Meeting of Stockholders	28,508,217	28,530,408

What proposals will be addressed at the Special Meeting?

We will address the following proposals at the Special Meeting:

1.	Approval of the Heritage Global Inc. 2016 Stock Option Plan; and
2.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Why would the Special Meeting be postponed?

The Special Meeting will be postponed if a quorum is not present on September 14, 2016. If shares representing more than 50% of the votes entitled to be cast at the Special Meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the Special Meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

If you plan to attend the Special Meeting on September 14, 2016, or at a later date if it is postponed, at 12:00 p.m. Eastern Daylight Time and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or to vote by telephone or Internet as indicated on your proxy card. Returning the proxy card or voting by telephone or Internet will not affect your right to attend the Special Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or Internet, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (the “Board”) as follows:

•	“For” approval of the Heritage Global Inc. 2016 Stock Option Plan

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Special Meeting other than those discussed in this Proxy Statement.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may deliver to us a signed proxy card with a date later than your previously delivered proxy.
•	You may grant a subsequent proxy through the Internet or telephone
•

You may notify HGI in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices, before the Special Meeting, that you are revoking your proxy.

•	You may vote in person at the Special Meeting.

If you attend the Special Meeting in person and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in street name, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Where are HGI’s principal executive offices?

Our principal executive offices are located at 12625 High Bluff Drive, Suite 305, San Diego, California 92130. Our telephone number is (858) 847-0656.

What vote is required to approve each proposal?

Proposal 1: Approve the Heritage Global Inc. 2016 Stock Option Plan.

All shares of HGI’s common stock, including the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of the holders of a majority of shares issued and outstanding is required to approve Proposal 1. Therefore, any shares that are not voted, including shares represented by a proxy, which is marked “abstain,” will count “against” Proposal 1.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. In addition, we have retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm (“Laurel Hill”), for assistance in connection with the Special Meeting at a cost of approximately $4,000 plus reasonable out-of-pocket expenses. Additional solicitation services provided by Laurel Hill may be requested by us following the date of this proxy statement, at an additional cost to be borne by HGI.

How can I obtain additional information regarding HGI?

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.heritageglobalinc.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card to vote via the Internet, or go directly to www.proxyvote.com, to register your consent to receive this proxy statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail.  You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The following sections provide an explanation and analysis of our executive compensation program and the material elements of total compensation paid to each of our named executive officers. Included in the discussion is an overview and description of:

•	our compensation philosophy and program;
•	the objectives of our compensation program;
•	what our compensation program is designed to reward;
•	each element of compensation;
•	why we choose to pay each element;
•	how we determine the amount for each element; and
•

how each compensation element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements, including the relationship between our compensation objectives and our overall risk management.

In reviewing our executive compensation program, we considered issues pertaining to policies and practices for allocating between long-term and currently paid compensation and those policies for allocating between cash and non-cash compensation. We also considered the determinations for granting awards, performance factors for our company and our named executive officers, and how specific elements of compensation are structured and taken into account in making compensation decisions. Questions related to the benchmarking of total compensation or any material element of compensation, the tax and accounting treatment of particular forms of compensation and the role of executive officers (if any) in the total compensation process also are addressed where appropriate. In addition to the named executive officers discussed below, the Company has only 47 salaried employees.

General Executive Compensation Philosophy

We compensate our executive management through a combination of base salaries, merit based performance bonuses, and long-term equity compensation. We adhere to the following compensation policies, which are designed to support the achievement of our business strategies:

•

Our executive compensation program should strengthen the relationship between compensation, both cash and equity-based, and performance by emphasizing variable, at-risk earnings that are dependent upon the successful achievement of specified corporate, business unit and individual performance goals.

•	A portion of each executive’s total compensation should be comprised of long-term, at-risk compensation to focus management on the long-term interests of stockholders.
•

An appropriately balanced mix of at-risk incentive cash and equity-based compensation aligns the interests of our executives with that of our stockholders. The equity-based component promotes a continuing focus on building profitability and shareowner value.

•

Total compensation should enhance our ability to attract, retain, motivate and develop knowledgeable and experienced executives upon whom, in large part, our successful operation and management depends.

•	Total compensation should encourage our executives to ensure that the risks involved in any business decision align that executive’s potential personal return with maximal return to stockholders.

A core principle of our executive compensation program is the belief that compensation paid to executive officers should be closely aligned with our near- and long-term success, while simultaneously giving us the flexibility to recruit and retain the most qualified key executives. Our compensation program is structured so that it is related to our stock performance and other factors, direct and indirect, all of which may influence long-term stockholder value and our success.

We utilize each element of executive compensation to ensure proper balance between our short- and long-term success as well as between our financial performance and stockholder return. In this regard, we believe that the executive compensation program for our named executive officers is consistent with our financial performance and the performance of each named executive officer. We do not utilize the services of compensation consultants in determining or recommending executive or director compensation.

Our Named Executive Officers

This analysis focuses on the compensation paid to our “named executive officers,” a defined term generally encompassing:

•	all persons that served as our principal executive officer (“PEO”) at any time during the fiscal year
•	all persons that served as our principal financial officer (“PFO”) at any time during the fiscal year
•	the Company’s three most highly compensated executive officers, other than the PEO and PFO, serving in such positions at the end of the fiscal year.

During 2015, our named executive officers were:

Allan C. Silber - our Chairman of the Board and former Chief Executive Officer and President. Mr. Silber is the Chairman of Street Capital Group Inc. (formerly Counsel Corporation, herein referred to as “Street Capital”), our former majority stockholder, which he founded in 1979. In January 2011, Mr. Silber resigned the position of Chief Executive Officer and assumed the position of President. Mr. Silber resigned as the Company’s President effective May 5, 2015, as more fully described on the Company’s Form 8-K filed with the SEC on May 7, 2015.

Stephen A. Weintraub - our former Executive Vice President, Corporate Secretary and Chief Financial Officer who resigned from these positions effective May 5, 2015, as more fully described on the Company’s Form 8-K filed with the SEC on May 7, 2015. Mr. Weintraub is the Corporate Secretary of Street Capital. The Company paid no compensation directly to Mr. Weintraub, as his services were included in the management services agreements between the Company and Street Capital, as discussed in Item 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our “2015 Form 10-K”).

Ross Dove - Chief Executive Officer. Mr. Dove (and his brother) co-founded Heritage Global Partners, Inc. (“HGP”), which was acquired by the Company in February 2012. Effective May 5, 2015, Mr. Dove became Chief Executive Officer of the Company, as more fully described on the Company’s Form 8-K filed with the SEC on May 7, 2015.

Kirk Dove - Chief Operating Officer and President. Mr. Dove (and his brother) co-founded HGP, which was acquired by the Company in February 2012. Effective May 5, 2015, Mr. Dove became Chief Operating Officer and President of the Company, as more fully described on the Company’s Form 8-K filed with the SEC on May 7, 2015.

Scott A. West - Chief Financial Officer. Effective May 5, 2015, Mr. West became Chief Financial Officer of the Company, as more fully described on the Company’s Form 8-K filed with the SEC on May 7, 2015.

Kenneth Mann - Senior Managing Director, EP USA, LLC (d/b/a Equity Partners) (“Equity Partners”). Mr. Mann has held this position prior to and since the Company’s acquisition of Equity Partners in June 2011.

David Ludwig - President, National Loan Exchange, Inc. (“NLEX”). Mr. Ludwig has held this position prior to and since the Company’s acquisition of NLEX in June 2014.

Elements of Compensation

Base Salaries

Unless specified otherwise in their employment agreements, the base salaries of the Company’s named executive officers are evaluated annually. In evaluating appropriate pay levels and salary increases for such officers, the Compensation Committee of the Board (the “Compensation Committee”) uses a subjective analysis, considering achievement of the Company’s strategic goals, level of responsibility, individual performance, and internal equity and external pay practices. In addition, the Committee considers the scope of the executives’ responsibilities, taking into account competitive market compensation for similar positions where available, as well as seniority of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by our Board and Compensation Committee. The Compensation Committee does not use any specific benchmark in the determination of base salaries.

Base salaries are reviewed annually by our Compensation Committee and our Board, and adjusted from time to time pursuant to such review or at other appropriate times, in order to align salaries with market levels after taking into account individual responsibilities, performance and experience.

During 2015 and 2014, all of the Company’s named executive officers, with the exception of Mr. Weintraub, were paid employees. As noted above, the Company’s former Chief Executive Officer, Mr. Allan Silber, is also the Chairman of Street Capital. Mr. Silber’s annual salary of $137,500, and a discretionary bonus of up to 100% of his base salary, have been fixed at these amounts since 2005, but neither his salary nor bonus eligibility will continue starting in 2016 due to Mr. Silber no longer being our Chief Executive Officer or President.

Mr. Mann earns a base salary of $425,000 and is eligible for a performance bonus as described below.

The Messrs. Dove each earn base salaries of $350,000 and are eligible for discretionary bonuses of up to 50% of their base salaries.

Mr. West earns a base salary of $200,000 and is eligible for a discretionary bonus.

Mr. Ludwig earns a base salary of $400,000 and is subject to the earn-out consideration from the acquisitions of NLEX in 2014, as further described in Note 3 to the consolidated financial statements in our 2015 Form 10-K.

Bonuses

Bonus awards are designed to focus management attention on key operational goals for the current fiscal year. Our executives may earn a bonus based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. Cash bonus awards are distributed based upon the Company and the individual meeting performance criteria objectives. The final determination for all bonus payments is made by our Compensation Committee based on a subjective analysis of the foregoing elements.

We set bonuses based on a subjective analysis of certain performance measures in order to maximize and align the interests of our officers with those of our stockholders. Although performance goals are generally standard for determining bonus awards, we have and will consider additional performance rating goals when evaluating the bonus compensation structure of our executive management. In addition, in instances where the employee has responsibility over a specific area, performance goals may be directly tied to the overall performance of that particular area.

Mr. Silber was entitled to a bonus of up to 100% of his annual salary while he was our President. No bonus was awarded for 2015 or 2014.

Mr. Mann is eligible for a performance bonus calculated as follows: after Equity Partners achieves net operating income of $175,000, the Equity Partners team receives 75% of the next $250,000, with the allocation among the Equity Partners team to be determined by Mr. Mann and the Company’s Chief Executive Officer, Mr. Ross Dove. After this, 50% of net operating income earned by Equity Partners (i.e., net operating income in excess of $425,000) is allocated to the Equity Partners team for allocation as described above. In 2015 Mr. Mann earned a bonus of $53,705. In 2014 he earned a bonus of $317,607.

The Messrs. Dove are eligible to receive an annual bonus of up to 50% of their annual salaries. They did not receive a bonus in either 2015 or 2014.

Mr. West is eligible to receive a discretionary bonus as determined by executive management and approved by the Compensation Committee.

As the bonuses described above, with the exception of Mr. Mann’s bonus, can only be awarded at the discretion of the Compensation Committee, they do not encourage inappropriate risk-taking on the part of the named executive officers, nor represent a risk to the Company. As Mr. Mann’s bonus is closely tied to the Company’s performance, it also does not encourage inappropriate risk-taking on his part.

Equity Incentive Grants

In keeping with our philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives can comprise a significant component of our executives’ total compensation package. These incentives are designed to motivate and reward executives for maximizing shareowner value and encourage the long-term employment of key employees. Our objective is to provide executives with above-average, long-term incentive award opportunities.

We view stock options as our primary long-term compensation vehicle for our executive officers. Stock options generally are granted at slightly above the prevailing market price on the date of grant and will have value only if our stock price increases. Grants of stock options generally are based upon our performance, the level of the executive’s position, and an evaluation of the executive’s past and expected future performance. We do not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

We believe that stock options will continue to be used as the predominant form of stock-based compensation. No options were granted to any of our named executive officers during 2015 or 2014, other than Mr. West was granted an option to purchase 50,000 shares of common stock with a strike price of $0.70 per share in 2014 when he joined the Company.

Other Benefits

The only additional benefits provided to the named executive officers during 2015 and 2014 were the payment of an automobile allowance of $14,029 to Mr. Ross Dove. Mr. Kirk Dove also received a payment of $56,000 during 2015 which represented an automobile allowance for the period from 2012 to 2015. There were no pension or change in control benefits in either 2015 or 2014.

Upon termination of employment by the Company without cause, the Messrs. Dove and Mr. Mann are each entitled to twelve months base salary and a pro rata share of the bonus payable in the fiscal year of termination. Any bonus payable is based on the termination date (provided that, as of the termination date, the performance criteria established with respect to the bonus for the fiscal year have been met), subject to certain conditions.

Tax Considerations

Section 162(m) of the Internal Revenue Code places limits on the deductibility of compensation in excess of $1.0 million paid to executive officers of publicly held companies. The Compensation Committee does not believe that Section 162(m) has had or will have any impact on the compensation policies followed by the Company.

Executive Compensation Process

Compensation Committee

Our Compensation Committee oversees and approves all compensation and awards made to the Chief Executive Officer, Chief Operating Officer/President, Chief Financial Officer and General Counsel. The Compensation Committee reviews the performance and compensation of the executive officers, without their participation, and establishes their compensation accordingly, with consultation from others when appropriate.

Executive and Director Compensation - Tabular Disclosure

Summary Compensation Table

The following table sets forth the aggregate compensation for services rendered during the fiscal years ended December 31, 2015 and 2014 by our named executive officers. As discussed below, certain employees of Street Capital had provided services to HGI, and compensation for those services was provided and paid for under the terms and provisions of management services agreements entered into between Street Capital and HGI.

Name and Principal Position[1]	Year	Salary		Bonus	Option Awards [3]		All Other Compensation		Total
Allan C. Silber	2015	$137,500		$—	$—		$—		$137,500
Chairman of the Board and former President (6)	2014	137,500		—	—		—		137,500

Ross Dove	2015	350,000		—	—		14,029	(2)	364,029
Chief Executive Officer	2014	300,000		—	—		14,029	(2)	314,029

Kirk Dove	2015	350,000		—	—		56,000	(2)	406,000
Chief Operating Officer/President	2014	300,000		—	—		—		300,000

Scott A. West	2015	200,000		—	—				200,000
Chief Financial Officer	2014	150,000		—	11,030	(3)			161,030

Kenneth Mann	2015	425,000		53,705	—		—		478,705
Senior Managing Director, Equity Partners	2014	425,000		317,607	—		—		742,607

David Ludwig	2015	400,000			—		513,161	(4)	913,161
President. National Loan Exchange	2014	233,333	(5)		—		—		233,333

(1)

No disclosure is provided with respect to the Company’s former Chief Financial Officer, Mr. Weintraub, as his services were covered under the terms of the Management Services Agreement referenced above, and no compensation was paid directly to Mr. Weintraub by the Company.

(2)	This amount represents an automobile allowance. Of the $56,000 paid to Mr. Kirk Dove in 2015, $41,971 represents an automobile allowance for 2012, 2013 and 2014.
(3)	See “Grants of Plan-Based Awards,” below, for details regarding the assumptions made in the valuation of these option awards.
(4)

This amount represents the contingent consideration payment to David Ludwig in connection with the acquisition of NLEX in 2014. See Note 3 to the consolidated financial statements in our 2015 Form 10-K.

(5)	This amount is prorated from the date of the NLEX acquisition, June 2, 2014 through December 31, 2014.
(6)	Mr. Silber resigned from the position of President on May 5, 2015.

Grants of Plan-Based Awards

No grants were made to the named executive officers of the Company noted above during 2015. In 2014 when he joined the Company Mr. West was granted an option to purchase 50,000 shares of common stock with a strike price of $0.70 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the detail of outstanding equity awards at December 31, 2015.

Name	Number of Securities Underlying Unexercised Options: Exercisable		Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price($/Sh)	Option Expiration Date
Allan C. Silber	250,000	(1)	—		$1.97	June 29, 2018
Kenneth Mann	200,000	(2)	—		$1.83	June 23, 2018
Kenneth Mann	75,000	(3)	75,000	(3)	$1.00	March 11, 2020
Ross Dove	234,375	(4)	78,125	(4)	$2.00	February 28, 2019
Kirk Dove	234,375	(4)	78,125	(4)	$2.00	February 28, 2019
Scott A. West	12,500	(5)	37,500	(5)	$0.70	May 7, 2021

(1)	These options are fully vested.
(2)	These options were part of the consideration paid to acquire Equity Partners on June 23, 2011 and vested immediately.
(3)	The options vest 25% annually beginning on the first anniversary of the March 11, 2013 grant date.
(4)	The options vest 25% annually beginning on the first anniversary of the February 29, 2012 grant date.
(5)	The options vest 25% annually beginning on the first anniversary of the May 7, 2014 grant date.

There were no adjustments or changes in the terms of any of the Company’s equity awards in 2015 or 2014.

Compensation of Directors

The following table sets forth the aggregate compensation for services rendered during the fiscal year ended December 31, 2015 by each person serving as a director.

Name		Fees Earned or Paid in Cash	Option Awards(1)	Total
Henry Y.L. Toh		$40,500	$2,945	$43,445
Hal B. Heaton		35,000	2,945	37,945
Samuel L. Shimer		24,000	2,945	26,945
David L. Turock		24,000	2,945	26,945
J. Brendan Ryan		24,000	2,945	26,945
Morris Perlis		14,111	—	14,111
Allan C. Silber	(2)	—	—	—
Ross Dove	(2)	—	—	—

(1)

The value included in this column represents the grant date fair value of the option award computed in accordance with FASB ASC Topic 718. The number of shares underlying stock options granted during 2015 for each of the directors listed in the table was as follows: Mr. Toh - 10,000; Dr. Heaton - 10,000; Mr. Shimer - 10,000; Mr. Turock - 10,000; Mr. Ryan - 10,000.

(2)	Mr. Silber and Mr. Dove were not compensated as directors during 2015, but rather were compensated for their employment as officers of the Company during 2015.

Each director who is not employed by HGI receives a $20,000 per year cash retainer, $1,000 per meeting attended in person or by telephone, and an annual grant of stock options to purchase 10,000 shares of common stock, which is awarded on March 31 or the next business day. In addition, the Chairman of the Audit Committee receives a cash retainer of $10,000 per year, Audit Committee members who are not the chair receive a cash retainer of $5,000 per year, and other committee chairpersons receive an annual cash retainer of $2,000 per year. The directors are also eligible to receive options under our stock option plans at the discretion of the Board. No discretionary stock options were awarded during 2015 or 2014.

Stock-Based Compensation Plans

At December 31, 2015, the Company had three stock-based compensation plans which are described below.

2003 Stock Option and Appreciation Rights Plan

In 2003, the stockholders of the Company approved the 2003 Stock Option and Appreciation Rights Plan (the “2003 Plan”) which provided for the issuance of incentive stock options, non-qualified stock options and Stock Appreciation Rights (“SARs”) up to an aggregate of 2,000,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). The plan had a ten-year term, and therefore after 2013 no options have been issued. The price at which shares of common stock covered by the option can be purchased was determined by the Company’s Board or a committee thereof; however, in the case of incentive stock options the exercise price was never less than the fair market value of the Company’s common stock on the date the option was granted.

2003 Plan	2015	2014
Options outstanding, beginning of year	1,210,000	1,275,000
Options forfeited	—	(17,500)
Options expired	(40,000)	(47,500)
Options outstanding, end of year	1,170,000	1,210,000

The outstanding options vest over four years at exercise prices ranging from $0.08 to $2.00 per share. No SARs were issued under the 2003 Plan.

2010 Non-Qualified Stock Option Plan

In 2010, the Company’s Board approved the 2010 Non-Qualified Stock Option Plan (the “2010 Plan”) to induce certain key employees of the Company or any of its subsidiaries who are in a position to contribute materially to the Company’s prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company’s progress, and to encourage such persons to continue to promote the best interests of the Company. The Company reserved 1,250,000 shares of common stock (subject to adjustment under certain circumstances) for issuance or transfer upon exercise of options granted under the 2010 Plan. Options may be issued under the 2010 Plan to any key employees or consultants selected by the Company’s Board (or an appropriately qualified committee). Options may not be granted with an exercise price less than the fair market value of the common stock of the Company as of the day of the grant. Options granted pursuant to the plan are subject to limitations on transfer and execution and may be issued subject to vesting conditions. Options may also be forfeited in certain circumstances. During 2015, options to purchase 50,000 shares were granted to the Company’s independent directors as part of their annual compensation. During 2014, options to purchase 50,000 shares were granted to the Company’s independent directors as part of their annual compensation, and options to purchase 50,000 shares were granted to an officer of the Company as part of his joining the Company.

2010 Plan	2015	2014
Options outstanding, beginning of year	100,000	—
Options granted	50,000	100,000
Options forfeited	—	—
Options outstanding, end of year	150,000	100,000

The outstanding options vest over four years at exercise prices ranging from $0.42 to $0.70 per share.

Equity Partners Stock Option Plan

In 2011, the Company’s Board approved the Equity Partners Stock Option Plan (the “Equity Partners Plan”) to allow the Company to issue options to purchase common stock as a portion of the purchase price of Equity Partners. The Company reserved 230,000 shares of common stock for issuance upon exercise of options granted under the Equity Partners Plan. During 2011, options to purchase 230,000 shares with an exercise price of $1.83, vesting immediately, were granted under the Equity Partners Plan.

Equity Partners Plan	2015	2014
Options outstanding, beginning of year	230,000	230,000
Options granted	—	—
Options forfeited	—	—
Options outstanding, end of year	230,000	230,000

Other Options Issued

In 2012, the Company’s Board approved the issuance of options as part of the acquisition of HGP, and reserved 625,000 shares of common stock for issuance upon option exercise. The options have an exercise price of $2.00, and vest over four years, beginning on the first anniversary of the grant date. Unlike other options issued by the Company under its stock option plans, the options issued as part of the HGP acquisition survive termination of employment. None of the option holders have terminated their employment with the Company.

Other Options	2015	2014
Options outstanding, beginning of year	625,000	625,000
Options granted	—	—
Options forfeited	—	—
Options outstanding, end of year	625,000	625,000

Stock-Based Compensation Expense

Total compensation cost related to stock options in 2015 and 2014 was $0.3 million and $0.5 million, respectively. These amounts were recorded in selling, general and administrative expense in both years. During both 2015 and 2014 no options were exercised and therefore no tax benefit was recognized.

In connection with the stock option grants during 2015 and 2014, the fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

	2015	2014
Risk-free interest rate	0.99%	0. 69% - 0.88%
Expected life (years)	4.75	4.75
Expected volatility	94%	100%
Expected dividend yield	Zero	Zero
Expected forfeitures	Zero	Zero

The risk-free interest rates are those for U.S. Treasury constant maturities for terms matching the expected term of the option. The expected life of the options is calculated according to the simplified method for estimating the expected term of the options, based on the vesting period and contractual term of each option grant. Expected volatility is based on the Company’s historical volatility. The Company has never paid a dividend on its common stock and therefore the expected dividend yield is zero.

The following summarizes the changes in common stock options for 2015 and 2014:

	2015		2014
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at beginning of year	2,165,000	$1.71	2,130,000	$1.75
Granted	50,000	$0.42	100,000	$0.70
Exercised	—	N/A	—	N/A
Expired	(40,000)	$0.90	(47,500)	$1.18
Forfeited	—	N/A	(17,500)	$2.00
Outstanding at end of year	2,175,000	$1.70	2,165,000	$1.71

Options exercisable at year end	1,743,750	$1.78	1,330,000	$1.75

Weighted-average fair value of options granted during the year		$0.29		$0.36

As of December 31, 2014, the Company had 835,000 unvested options with a weighted average grant date fair value of $1.48 per share. As of December 31, 2015, the Company had 431,250 unvested options with a weighted average grant date fair value of $1.13 per share.

As of December 31, 2015, the total unrecognized stock-based compensation expense related to unvested stock options was $0.1 million, which is expected to be recognized over a weighted-average period of 1.8 years.

The total fair value of options vesting during each of the years ending December 31, 2015 and 2014 was $0.8 million. The unvested options have no associated performance conditions. In general, the Company’s employee turnover is low, and the Company expects that the majority of the unvested options will vest according to the standard four-year timetable.

The following table summarizes information about all stock options outstanding at December 31, 2015:

Exercise price	Options Outstanding	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Life (years)	Weighted Average Exercise Price
$ 0.08 to $ 0.15	80,000	0.8	$0.12	80,000	0.8	$0.12
$ 0.42 to $ 1.00	390,000	4.6	$0.84	165,000	3.9	$0.93
$ 1.83 to $ 2.00	1,705,000	2.8	$1.97	1,498,750	2.8	$1.96
	2,175,000	3.1	$1.70	1,743,750	2.8	$1.78

At December 31, 2015 and 2014, the aggregate intrinsic value of exercisable options was $9,000 and $16,000, respectively. There were no options exercised during 2015.

Restricted Stock

Restricted stock awards represent a right to receive shares of common stock at a future date determined in accordance with the participant’s award agreement. There is no exercise price and no monetary payment required for receipt of restricted stock awards or the shares issued in settlement of the award. Instead, consideration is furnished in the form of the participant’s services to the Company. Compensation cost for these awards is based on the fair value on the date of grant and recognized as compensation expense on a straight-line basis over the requisite service period.

The Company granted restricted stock awards for 300,000 shares to two key employees (150,000 each), in connection with their employment agreements in 2014.

The following summarizes the changes in restricted stock awards for the year ended December 31, 2015:

	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Awards at December 31, 2014	300,000	$0.38
Granted	—	$—
Vested	(150,000)	$0.38
Unvested at December 31, 2015	150,000	$0.38

Vested at December 31, 2015	150,000	$0.38

The Company recognized stock-based compensation expense related to restricted stock awards of $0.1 million for the year ended December 31, 2015. As of December 31, 2015 there is approximately $36,000 of unrecognized stock-based compensation expense related to unvested restricted stock awards, which is expected to be recognized over a weighted average period of 1.3 years.

INFORMATION ABOUT HGI STOCK OWNERSHIP

Which stockholders own at least 5% of HGI?

The common stock and the Series N preferred stock, which votes on an as-converted basis with the common stock, constitute the only voting securities of HGI. As of the Record Date, each share of Series N preferred stock is convertible, at the option of its holder, into 40 shares of common stock. The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of the common stock, or “beneficial owners” of a sufficient number of shares of Series N preferred stock to be converted into at least 5% of the common stock. On the Record Date, there were 28,507,648 shares of common stock and 569 shares of Series N preferred stock issued and outstanding. Each share of Series N Preferred Stock is entitled to 40 votes.

Name and Address of Owner (1)	Number of Shares Beneficially Owned		% of Common Stock Beneficially Owned (2)
Ross Dove	2,344,300	3	7.8%
Kirk Dove	1,973,200	3	6.6%
Allan C. Silber	1,735,183	4	5.8%
Zachary Capital L.P.	1,613,454	5	5.4%

(1)

Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(2)

As to each person or entity named as beneficial owners, such person’s or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(3)	Includes 312,500 shares of common stock issuable pursuant to options, and 1,155,000 shares of common stock held of record by a trust that is jointly controlled by the Messrs. Dove.
(4)	Includes 250,000 shares of common stock issuable pursuant to options.
(5)

Unrelated third party with beneficial ownership greater than 5.0%, based solely upon a Schedule 13G filed on July 21, 2015 with the SEC.  Zachary Capital L.P.’s address is 12 Castle Street, Helier, Jersey, JE2 3RT.

How much stock is owned by directors and executive officers?

The following table shows, as of the Record Date, the common stock and any preferred stock owned by each director and executive officer. As of the Record Date, all of our present directors and executive officers, as a group, own beneficially 7,945,453 shares of our common stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage of Common Stock Beneficially Owned
Ross Dove	2,344,300	(3)	8%
Kirk Dove	1,973,200	(3)	7%
Allan C. Silber	1,735,183	(4)	6%
Morris Perlis	537,000	(5)	2%
Kenneth Mann	444,467	(6)	1%
David Ludwig	292,500	(7)	1%
Scott A. West	245,000	(8)	1%
Samuel L. Shimer	133,803	(9)	*
J. Brendan Ryan	125,000	(10)	*
James E. Sklar	115,000		*
All Executive Officers and Directors as a Group (10 people)	7,945,453		26.4%

*	Indicates less than one percent

(1)

Unless otherwise noted, all listed shares of common stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. All addresses are c/o Heritage Global Inc. unless otherwise indicated.

(2)

As to each person or entity named as beneficial owners, that person’s or entity’s percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days have been exercised or converted, as the case may be.

(3)	Includes 312,500 shares of common stock issuable pursuant to options, and 1,155,000 shares of common stock held of record by a trust that is jointly controlled by the Messrs. Dove.
(4)	Includes 250,000 shares of common stock issuable pursuant to options.
(5)	Includes 250,000 shares of common stock issuable pursuant to options.
(6)	Includes 312,500 shares of common stock issuable pursuant to options. Mr. Mann’s address is c/o Equity Partners HG LLC, 16 N. Washington St, Easton, MD 21601.
(7)	Represents shares of common stock. Mr. Ludwig’s address is c/o National Loan Exchange, Inc., 10 Sunset Hills Professional Center, Floor 1, Edwardsville, IL 62025.
(8)	Includes 25,000 shares of common stock issuable pursuant to options.
(9)	Includes 45,000 shares of common stock issuable pursuant to options.
(10)	Includes 25,000 shares of common stock issuable pursuant to options.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change of control of the registrant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2015, information with respect to equity compensation plans (including individual compensation arrangements) under which the Company’s securities are authorized for issuance.

Plan Category (1)	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2003 Stock Option and Appreciation Rights Plan	1,170,000	$1.65	—

Equity compensation plans not approved by security holders:
2010 Non-Qualified Stock Option Plan	150,000	$0.60	1,100,000
Equity Partners Plan	230,000	$1.83	—
Options issued upon acquisition of HGP	625,000	$2.00	—
Total	2,175,000	$1.70	1,100,000

(1)	For a description of the material terms of these plans, see “Executive and Director Compensation—Tabular Disclosure—Stock-Based Compensation Plans.”

Do any of the officers and directors have an interest in the matters to be acted upon?

Other than in such capacities, no directors or officers, to the best of HGI’s knowledge, have an interest, direct or indirect, in any of the matters to be acted upon.

Did directors, executive officers and greater-than-10% stockholders comply with Section 16(a) beneficial ownership reporting requirements in 2015?

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of equity securities of HGI with the SEC. Officers, directors, and greater than ten percent stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, and Forms 5 with respect to our most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) were timely filed by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2015.

PROPOSAL 1

TO APPROVE THE HERITAGE GLOBAL INC. 2016 STOCK OPTION PLAN

Summary of the Plan

On May 5, 2016, the Board of Directors approved the Heritage Global Inc. 2016 Stock Option Plan (the “2016 Plan”) and recommended it for stockholder approval at the Special Meeting. The purpose of the 2016 Plan is to promote the interests of HGI and its shareholders by providing an opportunity to selected employees of HGI and its subsidiaries to purchase common stock of HGI, through the receipt of stock options to acquire stock in HGI. By encouraging stock ownership, HGI seeks to attract, retain and motivate such persons and to encourage such persons to devote their best efforts to the business and financial success of HGI.  The 2016 Plan applies to all grants of stock options granted on or after the date the 2016 Plan is approved or adopted by HGI's directors that are denoted in the applicable grant agreement as granted pursuant to the 2016 Plan.

Under the 2016 Plan, HGI may issue options which will result in the issuance of up to an aggregate of 3,150,000 shares of HGI common stock. The 2016 Plan provides for options that qualify as incentive stock options ("Incentive Options") under Section 422 of the Code, as well as the issuance of non-qualified options ("Non-Qualified Options"). The shares issued by HGI under the 2016 Plan may be either treasury shares or authorized but unissued shares.

Pursuant to the terms of the 2016 Plan, HGI may grant Incentive Options and Non-Qualified Options only to employees of HGI or any of HGI's subsidiaries, as determined by the Compensation Committee in its sole authority and discretion. As of July 18, 2016, the Company had 48 employees, including officers, who would be eligible to receive awards under the 2016 Plan. The maximum number of shares of HGI common stock that may be subject to options granted to any one participant during any calendar year is 450,000. No Incentive Options may be granted to an employee (a “10% Employee”) who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or subsidiary thereof, unless the exercise price is at least one hundred ten percent (110%) of the fair market value, as determined at the time the Incentive Option is granted, of the shares of common stock subject to the Incentive Option and the Incentive Option is by its terms not exercisable more than five years from the grant date.

Options granted under the 2016 Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the 2016 Plan. In the event that employment or service provided by a Plan participant is terminated for cause, any vested or unvested options of the 2016 Plan participant will terminate immediately. In the event a Plan participant is terminated for any reason other than for cause, death or disability, any options held by the Plan participant may be exercised for three months after termination or at any time prior to the expiration of the option, whichever is shorter, but only to the extent vested on the termination date. In the event a Plan participant is terminated by reason of death or disability, any options held by the Plan participant may be exercised, to the extent exercisable, for twelve (12) months after the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

The price at which shares of common stock covered by the option can be purchased is determined by HGI's Compensation Committee or Board of Directors; however, in all instances the exercise price is never less than the fair market value of HGI's common stock on the date the option is granted, except in the case of a 10% Employee as described above. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the 2016 Plan described above, the Incentive Option or Non-Qualified Option will expire as to the then unexercised portion. To exercise an option, the 2016 Plan participant must tender an amount equal to the total option exercise price of the underlying shares (according to any of the methods set forth in Section 6.4 of the 2016 Plan) and provide written notice of the exercise to HGI.

In the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, or a merger or other reorganization of the Company in which the Company is not the surviving entity or is otherwise controlled by the surviving or successor entity, any unexercised awards will terminate; provided, however, that the vesting date of each outstanding option will accelerate and become exercisable within sixty days prior to such occurrence. In the event of a change in control (as defined in the 2016 Plan), outstanding option awards will be subject to the transaction agreement entered into with respect to such change in control, which may provide for continuation by the Company, revision, cancellation, conversion or other treatment of such awards. In the event that such agreement provides for the cancellation of awards, each option holder will be entitled to the same consideration or its equivalent cash value, as provided in such agreement, as the consideration received by the holder of common stock pursuant to such transaction agreement with respect to all awards vested on the transaction date.

A copy of the 2016 Plan is attached to this Proxy Statement as Appendix A.

New Plan Benefits

Because benefits under the 2016 Plan will depend on the Compensation Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the 2016 Plan is approved by shareholders. No benefits have been granted under the 2016 Plan as of the date hereof.

Vote Required for Approval

All shares of HGI’s common stock and the Series N preferred stock, voting on an as-converted basis and as a single class will be entitled to vote on Proposal 1. Proposal 1 must be approved by a majority of the shares outstanding in order to be effective. Therefore, any shares that are not voted, including shares represented by a proxy that is marked “abstain,” will count “against” Proposal 1. Broker non-votes will have no effect on Proposal 1 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 1. The Board of Directors unanimously recommends a vote FOR the adoption and ratification of the 2016 Plan.

OTHER PROPOSED ACTION

The Board of Directors does not intend to bring any other matters before the Special Meeting, nor does the Board of Directors know of any matters that other persons intend to bring before the Special Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors of the Company.

You should be aware that HGI’s bylaws provide that no proposals or nominations of directors by stockholders shall be presented for vote at a Special Meeting of stockholders unless notice complying with the requirements in the bylaws is provided to the Board of Directors or HGI’s Secretary no later than the close of business on the fifth day following the day that notice of the Special Meeting is first given to stockholders.

APPENDIX A

HERITAGE GLOBAL INC.

2016 STOCK OPTION PLAN

(AS ADOPTED ON May 5, 2016)

HERITAGE GLOBAL INC.

2016 Stock Option Plan

SECTION 1.PURPOSE.  The purpose of the Heritage Global Inc. 2016 Stock Option Plan (the “Plan”) is to promote the interests of Heritage Global Inc., a Florida corporation (the “Company”), and its shareholders by providing an opportunity to selected employees of the Company or any Subsidiary thereof to purchase Common Stock of the Company, through the receipt of stock options to acquire stock in the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such persons to devote their best efforts to the business and financial success of the Company.  It is intended that this purpose will be affected by the granting of “non-qualified stock options” or “incentive stock options” to acquire the Common Stock of the Company. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of section 422(b) of the Code and “non-qualified stock options” to which section 421 of the Code does not apply.  With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

SECTION 2.Definitions.  For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1.“Affiliate” shall mean, with respect to (i) any person directly or indirectly controlling, controlled by, or under common control with such person, (ii) any officer, director, general partner, member or trustee of such person, and (iii) any person who is an officer, director, general partner, member or trustee of any person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entities.

2.2.“Award” shall mean a right that is granted under the Plan to a Participant by the Company, which may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.3.“Award Agreement” shall mean a written agreement (including any amendment or supplement thereto) between the Company or Subsidiary and a Participant specifying the terms and conditions of an Award granted to such Participant.

2.4.“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

2.5.“Change in Control” shall mean the first to occur of:

2.5.1.The date that any one Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, that the merger or consolidation of the Company with another entity as a result of which fifty percent 50% or more of the outstanding voting securities of the surviving or resulting entity (or of the parent entity of such resulting or surviving entity) shall be owned in the aggregate by the shareholders of the Company immediately prior to such merger or consolidation, shall not constitute a Change in Control.

2.5.2.The date of the merger or consolidation of the Company with another entity as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity (or of the parent entity of such resulting or surviving entity) shall be owned in the aggregate by the shareholders of the Company immediately prior to such merger or consolidation.

2.5.3.The date that a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

2.5.4.On the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under this Paragraph 2.5.4 (i) upon the acquisition or disposition of inventory or assets held by the Company for resale; or (ii) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer as provided in the following sentence.  A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (ii) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (iii) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) of this Paragraph.

This definition of “Change in Control” is intended to be consistent with the phrase “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” as used in section 409A(a)(2)(A)(v) of the Code and the Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent with such intent.

2.6.“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7.“Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Options under the Plan to be deductible by the Company pursuant to section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

2.8.“Common Stock” shall mean the common stock, $0.01 par value, of the Company.

2.9.“Employee” shall mean any person who, at the time  an Option is granted to such person, is an “employee,” as such term is used in section 422 of the Code and described in Regulations section 1.421-1(h)(1), of the Company or a Subsidiary.

2.10.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.“Fair Market Value” shall mean the fair market value of a share of Common Stock as of any date, determined by applying the following rules:

2.11.1.If the principal market for the Common Stock is a national securities exchange, then the fair market value as of that date shall be the reported closing price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading.

2.11.2.If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange, the fair market value of the Common Stock shall be the reported closing price for the Common Stock on such day as reported on the OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

2.11.3.If the day is not a business day and as a result, Paragraphs 2.11.1 and 2.11.2 next above are inapplicable, the fair market value of the Common Stock shall be determined as of the next earlier business day.

2.11.4.If Paragraphs 2.11.1, 2.11.2 and 2.11.3 next above are otherwise inapplicable, then the fair market value of the Common Stock shall be determined in good faith by the Committee in a manner consistent with section 409A of the Code.

2.12.“ISO” shall mean an option to purchase Common Stock granted under the Plan that constitutes and shall be treated as an “incentive stock option,” as such phrase is defined in section 422(b) of the Code.

2.13.“Non-Qualified Option” shall mean an option to purchase Common Stock granted to an Employee pursuant to the Plan that is not an “incentive stock option,” with respect to which section 421 of the Code does not apply, and that shall not constitute nor be treated as an ISO.

2.14.“Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to this Plan.

2.15.“Participant” shall mean an Employee to whom an Option has been granted pursuant to this Plan.

2.16.“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.17.“Regulations” shall mean the Federal Income Tax Regulations, including Temporary Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

2.18.“Share” shall mean a share of Common Stock of Heritage Global Inc.

2.19.“Subsidiary” shall have the meaning set forth for “subsidiary corporation” in section 424(f) of the Code.

SECTION 3.Eligibility.  Options may be granted to any Employee.  The Committee shall have the sole authority to select the persons to whom Options are to be granted hereunder and to determine whether a person is to be granted an ISO, a Non-Qualified Option, or any combination thereof. No person shall have any right to participate in the Plan.  Any person selected by the Committee for participation during any one period shall not by virtue of such participation have the right to be selected as a Participant for any other period.  Any Participant may hold at any time more than one (1) Award, but only upon such terms as provided hereunder and any agreement evidencing such Awards.

SECTION 4.Common Stock Subject to the Plan.

4.1.Source of Shares. Upon the exercise of an Option the Company shall deliver to the Participant authorized but previously unissued Common Stock or Common Stock that is held by the Company in treasury; provided, however, any Award may be settled in cash at the discretion of the Committee as provided in Paragraphs 6.3.3 and 7.3.

4.2.Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is 3,150,000 shares.  The maximum number of shares of Stock that may be subject to Options granted to any one Participant during any calendar year is 450,000 shares of Common Stock.  The aggregate number of shares available for grant under this Plan and the number of shares of Common Stock subject to outstanding awards shall be subject to adjustment as provided in Section 7.1.

4.3.Forfeitures. If any Award granted hereunder expires or terminates for any reason without having been exercised in full, the shares of Common Stock subject thereto shall again be available for issuance of an Award under this Plan.

4.4.Maximum Number of ISOs. Notwithstanding the provisions of Section 4.3, the maximum aggregate number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan is 6,000,000 shares, subject to adjustment as provided in Section 7.1, provided that no adjustment shall be made and no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under section 422 of the Code.

SECTION 5.Administration of the Plan.

5.1.Committee. The Plan shall be administered by the Board or, as directed specifically otherwise herein, by the Committee.

5.2.Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to designate whether an Employee is to be granted an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued upon the exercise of each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Award; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Award may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish vesting provisions for any Award relating to the time (or the circumstance) when the Award may be exercised by a Participant, including vesting provisions that may be contingent upon the Company meeting specified financial goals; (x) to accelerate the time when outstanding Awards may be exercised; provided, however, that such “acceleration” with respect to any Award is permitted only if such acceleration would not cause the Award to be subject to the provisions of section 409A of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan, so long as such terms do not cause an Award to be subject to section 409A of the Code and, with respect to ISOs, not inconsistent with the provisions of section 422  of the Code.

5.3.Plan Interpretation. The Committee shall be authorized to interpret the Plan and any Award granted hereunder and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

5.4.Committee Interpretations Conclusive. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any Award Agreement evidencing any such Option shall be final and conclusive upon all parties, except as may otherwise be determined by the Board of Directors.

5.5.Committee Voting. Directors of the Company (or members of the Committee) who are either eligible to receive Awards hereunder, or to whom Awards have been granted hereunder, may vote on any matter affecting the administration of the Plan or the granting of Awards under the Plan; provided, however, that no director (or member of the Committee) shall vote upon the granting of an Award to himself, but any such director (or Committee member) may be counted in determining the existence of a quorum at any meeting of the Board of Directors (or the Committee) at which the Plan is administered or action is taken with respect to the granting of any Award.

5.6.Committee Exculpation. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 6.Terms and Conditions of Options.

6.1.ISOs.  The terms and conditions of each ISO granted under the Plan shall be specified by the Committee, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as an ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and be treated as an “incentive stock option” as defined in section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. Notwithstanding the above, the terms and conditions of each ISO shall include the following:

6.1.1.The exercise price shall not be less than one hundred percent (100%) (or one hundred ten percent (110%) in the case of an Employee referred to in Paragraph 6.1.3 hereof) of the Fair Market Value of the Shares of Common Stock subject to the ISO on the date the ISO is granted, but in no event shall the option price be less than the par value of such shares, which price shall be payable in U.S. dollars upon the exercise of such ISO and paid, except as otherwise provided in Section 6.5, in cash or by check immediately upon exercise.

6.1.2.The Committee shall fix the term of all ISOs granted pursuant to the Plan, including the date on which such ISO shall expire and terminate; provided, however, that such term shall in no event exceed ten (10) years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Paragraph 6.1.3 hereof, such term shall in no event exceed five (5) years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.  An Employee must exercise an ISO while he is an employee of the Company or an Subsidiary or within three months of termination of employment with the Company and its Subsidiaries (one year in the case of termination due to disability or death), or, if sooner, within a period of time designated in the Participant’s Agreement.

6.1.3.An ISO shall not be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary of the Company (taking into account the attribution rules of section 424(d) of the Code), unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted. Notwithstanding any other provision of the Plan, the provisions of this Paragraph 6.1.3 shall not apply, or be construed to apply, to any Non-Qualified Option granted under the Plan.

6.1.4.In the event the Company or any Subsidiary of the Company is required to withhold the minimum Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any “disqualifying disposition” of any Shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.1.5.If upon the exercise of one or more Options granted pursuant to this or any other plan of the Company or any Subsidiary of the Company that are designated as ISOs upon the grant thereof, a portion of such exercised Options are not treated as ISOs pursuant to section 422(d) of the Code, which sets a limit upon the aggregate Fair Market Value (determined at the time the ISOs are granted) of stock subject to ISOs that may become exercisable by the optionee thereof for the first time during any calendar year, then the Company shall issue one or more certificates evidencing the Common Stock acquired pursuant to the exercise of ISOs and one or more certificates evidencing the Common Stock acquired pursuant to the exercise of Options not treated as ISOs in accordance with section 422 of the Code and shall so identify such certificates in the Company’s stock transfer records.

6.1.6.Following a transfer of stock to a Participant pursuant to such Participant’s exercise of an ISO, the Company or any Subsidiary of the Company shall (on or before January 31 of the calendar year following the year of such transfer) furnish to such Participant the written statement prescribed by section 6039 of the Code and the Regulations promulgated thereunder.

6.2.Non-Qualified Options.  The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and such Option shall be clearly identified therein as a Non-Qualified Option and shall be a “non-qualified stock option” for Federal income tax purposes to which section 421 of the Code does not apply. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. Notwithstanding the above, the terms and conditions of each Non-Qualified Option shall include the following:

6.2.1.The option price shall be as determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted nor less than the par value of such shares.

6.2.2.The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten (10) years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion and as set forth in the agreement evidencing such Non-Qualified Stock Option.

6.2.3.In the event the Company or a Subsidiary thereof is required to withhold the minimum Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company or a Subsidiary thereof shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

6.3.Terms and Conditions Common to All Awards.  All Awards granted under the Plan shall include the following provisions:

6.3.1.All Awards, by their terms, shall not be transferable other than by last will and testament or the laws of descent and distribution; provided, however, Non-Qualified Options may also be transferable to members of the Participant’s immediate family (or to one or more trusts for the benefit of such family members or to partnerships or limited liability companies in which such family members or trusts are the only partners or members), if (i) the Award Agreement with respect to which such Non-Qualified Option relates expressly so provides, and (ii) the Participant does not receive any consideration for the transfer.  Any Award held by any such transferees will continue to be subject to the same terms and conditions that are applicable to such Award immediately prior to its transfer.  During a Participant’s lifetime, ISOs shall be exercisable only by the Participant and Non-Qualified Options may be exercised by the Participant or the appropriate transferee.

6.3.2.Each Award shall state the number of shares to which it pertains and the requirements and vesting schedule thereof, if any.

6.3.3.On the date that a Participant’s employment with the Company or an Subsidiary in his or her capacity as an employee ceases (and the Participant is not otherwise providing services to the Company or any Subsidiary) for any reason other than death, disability (as defined in section 22(e)(3) of the Code), or termination for cause as described in Paragraph 6.3.5, all outstanding Options held by such Participant shall thereon terminate, except that any outstanding Options held by the Participant at such time may be exercised by the Participant, to the extent otherwise then exercisable, for a period of three (3) months from the date of termination of employment  or until the expiration of the stated term of such Option, whichever period is shorter.

6.3.4. If the Participant ceases to be employed by the Company or one of its Subsidiaries by reason of death or disability (as defined in section 22(e)(3) of the Code), the Participant or any person or persons who shall have acquired the Option directly from the Participant by last will and testament or the applicable laws of descent and distribution with respect to ISOs and by transfers permitted in Paragraph 6.3.1 with respect to Non-Qualified Options shall have the right (i) for twelve (12) months after the date of such termination of employment by reason of death or disability or (ii) until the expiration of the stated term of the Option, whichever period is shorter, to exercise this Option with respect to all shares then available for purchase under the Award Agreement.

6.3.5.In the event a Participant is terminated from employment with the Company for “cause,” such Participant’s right to exercise any Award granted hereunder, whether vested or non-vested, shall terminate upon notice of discharge.  For purposes of this Paragraph 6.3.6, “cause” shall mean final conviction of a felony or conduct prejudicial to the interests of the Company.

6.3.6.Notwithstanding anything in the Plan to the contrary, the Committee may grant Non-Qualified Options to Employees, as such term is defined in Section 2.9 hereof with respect to Non-Qualified Options, that do not include the provisions of Paragraphs 6.3.3 through 6.3.5, or that include modified versions thereof, provided the Award Agreement evidencing such Award reflects such deletions or modifications.

6.3.7.The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of full-time employment for purposes of determining questions of forfeiture and exercise of an Award after termination of full-time employment.  With respect to an Incentive Option, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Regulations, or a published ruling of the Internal Revenue Service that has general application.

6.4.Payment of Exercise Price.  The payment of the exercise price of an Option granted under this Plan shall be subject to the following:

6.4.1.Subject to the following provisions of this Section 6.4, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 6.4.3, payment may be made as soon as practicable after the exercise).

6.4.2.The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

6.4.3.The Committee may permit a Participant (subject to applicable insider trading policies) to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and the minimum tax withholding resulting from such exercise.

6.5.Modification of Options.  Subject to the terms and conditions and within the limitations of the Plan, the Committee, in its discretion, may modify outstanding Awards granted under the Plan; provided, however, that no modification of an Award shall alter or impair any rights or obligations under any Option theretofore granted under the Plan or cause such Award to become subject to the provisions of section 409A of the Code.

6.6.Rights as a Shareholder.  Any Participant or transferee of an Option granted hereunder shall have no rights as a shareholder of the Company with respect to any shares of Common Stock to which such Award relates until the date of the issuance of a stock certificate to him for such shares, or the Participant or transferee is reflected as an owner of such shares in the Company’s stock records. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise required by Section 7 hereof.

6.7.Fractional Shares.  Only whole Shares of Common Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Award remaining after the maximum number of whole Shares have been purchased will be returned to the Participant.

6.8.Other Agreement Provisions.  The agreements evidencing Awards authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of such Awards, as the Committee shall deem advisable. Any Award Agreement hereunder shall contain such limitations and restrictions upon the exercise of ISOs as shall be necessary in order that such ISOs will be “incentive stock options” as defined in section 422 of the Code, or to conform to any change in the law, which provisions shall control any inconsistent or contradictory provision of the Plan.

SECTION 7.Adjustments.

7.1.Adjustment to Shares.  The number and kind of shares of stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines to be appropriate, in the event that:

7.1.1.The Company effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

7.1.2.The Company engages in a transaction to which section 424 of the Code applies; or

7.1.3.There occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if an event described in Paragraphs 7.1.1 and 7.1.2 occurs, the Committee shall make adjustments to the limit on Awards specified in Article IV that are proportionate to the modifications of the Stock that are on account of such corporate changes, and further provided, however, (i) that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under section 422 of the Code and (ii) that no adjustments may be made that (A) would cause any Option to be subject to section 409A of the Code, or (B) if it causes such Option to be subject to section 409A of the Code, would result in any additional tax under such section.  All such adjustments by the Committee shall be effective and binding for all purposes of this Plan.

7.2.Substitution of Awards on Merger or Acquisition.  The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights, restricted stock or similar awards held by an individual who becomes an employee of the Company or a Subsidiary in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article IV.

7.3.Effect of Certain Transactions.

7.3.1.Except as set forth in Paragraph 7.3.2, in the event of: (a) a dissolution, liquidation or sale of substantially all of the assets of the Company or (b) a merger or other reorganization of the Company in which the Company is not the surviving entity, survives only as a subsidiary of another entity or is otherwise controlled by the surviving or successor entity whether or not such event constitutes a Change in Control, any unexercised awards will terminate, provided, the vesting date of each outstanding Option shall accelerate and be exercisable within sixty (60) days prior to such occurrence in whole or in part.

7.3.2.In the event of a Change in Control, outstanding Awards shall be subject to the transaction agreement entered into with respect to such Change in Control. Such transaction agreement may provide, without limitation, continuation by the Company, revision, cancellation, conversion or other treatment of such Awards, in all cases without consent of the Participant.  Provided, however, in the event that such agreement provides for the cancellation of the Awards, each holder shall be entitled to the same consideration or the equivalent value in cash, as provided in such agreement, as the consideration received by the holder of Common Stock (on a per share basis and net of any applicable exercise price) pursuant to such transaction agreement with respect to all Awards which are vested on the date of the transaction.  For the avoidance of doubt, any Award with an exercise price that equals or exceeds the value of the consideration to be paid to the holders of Common Stock (on a per share basis) may be cancelled without consideration. Any determination to be made hereunder with respect implementing the treatment as provided in the transaction agreement shall be made by the Committee and its determination shall be final, binding and conclusive.

7.3.3. Notwithstanding the foregoing, a portion of the acceleration of vesting described in Paragraph 7.3.1 shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur.  If any portion of any Award remains unvested due to this Paragraph 7.3.3 due to a transaction in which the Company is not the surviving entity after the transaction, or the survives only as a subsidiary or is otherwise controlled by the surviving or successor entity, such portion of the Award shall be assumed by the surviving or successor entity, or converted into award of an option for, or stock appreciation rights, as applicable, of the common stock of the surviving entity, subject to the terms and conditions that are equivalent to the terms and conditions of the converted Award in all material respects.

7.4.Limited Rights Upon Company’s Restructure.  Except as herein before expressly provided in this Section 7, a holder of an Award shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award granted hereunder.

7.5.Effect of Options on Company’s Capital and Business Structure.  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

SECTION 8.GENERAL PROVISIONS.

8.1.Effect of the Plan on Employment Relationship.  Neither the Plan nor any Award granted hereunder to an Employee shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary, as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

8.2.Amendment of the Plan.  The Board of Directors may, as permitted by law, amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon at a shareholders’ meeting, the Board of Directors may not amend the Plan to (i) increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) increase the benefits accruing to a Participant under this Plan, including any decrease in the minimum exercise price specified by the Plan, (iii) change the class of Employees eligible to receive Options under the Plan, or (iv) make any other revision to the Plan as it relates to ISOs that requires shareholder approval under the Code. Notwithstanding any other provision of the Plan, shareholder approval of amendments to the Plan need not be obtained if such approval is not required under Rule 16b-3 (to the extent applicable to the Company) as of the effective date of such amendments, and with respect to ISOs, if such approval is not required under section 422 of the Code.

8.3.Investment Purpose.  Each Award under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the stock subject to such Award is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible under applicable laws, rules and regulations. Such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

8.4.Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its expense, to handle and defend the same.

8.5.Termination of the Plan.  The Board of Directors may terminate the Plan at any time. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan.

8.6.Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder shall be used for general corporate purposes.

8.7.No Obligation to Exercise Option.  The granting of an Option hereunder shall impose no obligation upon the Participant to exercise such Option.

8.8.Effective Date of the Plan.  The Plan shall be effective as of the date it is approved by the Board of Directors; provided, however, that to the extent that Options are granted under the Plan prior to its approval by the Company’s shareholders, such Options shall be contingent on approval of the Plan by the Company’s shareholders within twelve (12) months before or after the date the Plan is approved by the Board and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company’s organizational documents and under applicable corporate law.  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding; provided, however, that no Options may be granted under the Plan after the ten-year anniversary of the date the Plan is approved by the Board of Directors.

8.9.Interpretation.  Any words herein used in the masculine shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

8.10.Compliance with Section 409A of the Code.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the Code, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations with respect to the application of section 409A of the Code to any tax, economic, or legal consequences of any Awards or payment, or the settlement or deferral thereof to a Participant and, by the acceptance of any Award, each Participant understands and agrees to accept the potential application of section 409A of the Code to the tax and legal consequences of such Award.

8.11.Compliance with Section 16 of the Exchange Act.  The transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

8.12.Headings.  Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

8.13.Waiver of Jury Trial. EACH PARTICIPANT HEREUNDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS HE OR SHE MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS PLAN OR ANY AGREEMENT HEREUNDER OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. BY AGREEING TO RECEIVE AN AWARD, EACH PARTICIPANT HERETO ACKNOWLEDGES THAT HE OR SHE IS KNOWINGLY AND VOLUNTARILY WAIVING HIS OR HER RIGHT TO DEMAND TRIAL BY JURY.

8.14.Governing Law.  This Plan shall be construed in accordance with the laws of the State of Florida.

Special Meeting of Heritage Global Inc. to be held on Wednesday, September 14, 2016 for Holders as of July 18, 2016 This proxy is being solicited on behalf of the Board of Directors INTERNET TELEPHONE VOTE BY: Go To www.proxypush.com/hgbl • Cast your vote online. • View Meeting Documents. OR • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints James E. Sklar and Scott A. West as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them to vote all the shares of capital stock of Heritage Global Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ITEM 1. All votes must be received by 5:00 P.M., Eastern Time, September 13, 2016. PROXY TABULATOR FOR HERITAGE GLOBAL INC P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # Please separate carefully at the perforation and return just this portion in the envelope provided. Date: September 14, 2016 Time: 12:00 P.M. EDT Place: 12625 High Bluff Drive, Ste 305 San Diego, CA 92130 SPECIAL MEETING OF HERITAGE GLOBAL INC. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. For Against Abstain Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposal 1. 1: To approve the Company’s 2016 Stock Option Plan. 2: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. Please Sign Here Please Date Above Please Sign Here Please Date Above

Proxy — Heritage Global Inc. Special Meeting of Stockholders September 14, 2016, 12:00 P.M. Eastern Daylight Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints James E. Sklar and Scott A. West (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Heritage Global Inc., a Florida corporation (“the Company”), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 12625 High Bluff Drive, Ste 305 San Diego, CA 92130, on Wednesday, September 14, 2016 at 12:00 P.M. EDT and all adjournments thereof. The purpose of the Special Meeting is to take action on the following: 1. Proposal 1; and 2. Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. The Board of Directors of the Company recommends a vote “FOR” proposal 1. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposal 1. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.